Exhibit 99.1

CHARLES & COLVARD ANNOUNCES PRELIMINARY FOURTH QUARTER & FISCAL YEAR 2021 HIGHLIGHTS AHEAD OF INDUSTRY MARKET WEEK

•	120% Increase in Net Sales over the Prior Year Comparable Quarter to $9.7 Million
•	34% Increase in Net Sales Year-Over-Year to $39.2 Million
•	$1.1 Million of Income from Operations for Q4 2021
•	$5.5 Million of Income from Operations for FY 2021
•	47% Increase in Total Cash to $21.4 Million Compared to $14.6 Million over the Prior Year
•	Investor Conference Call Scheduled for Thursday, September 2, 2021 at 4:30 PM ET

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – August 26, 2021 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab created gemstones, today announced preliminary key financial results for the fourth quarter and fiscal year ended June 30, 2021.

“Over the past fiscal year, we transitioned the direction of the business in all functional areas, which enabled us to deliver these key financial highlights,” said Don O’Connell, President and CEO of Charles & Colvard. “The estimated increase in net sales for fiscal year 2021 is primarily attributed to the continued rise in finished jewelry net sales, which were the highest in Company history. We are excited to be able to share these highlights ahead of the upcoming JCK show, the jewelry industry’s leading annual trade event hosted in Las Vegas, August 27-30. We look forward to sharing our complete fourth quarter and fiscal 2021 financial results in our earnings call next week.”

The Company also reports that net income for the fiscal quarter ended June 30, 2021 will also include the effect of the release of the Company’s deferred tax valuation allowance that is expected to result in the recognition of an income tax benefit of between $6 million and $6.5 million. Additionally, net income for the fiscal quarter ended June 30, 2021 will reflect the non-recurring impact of the gain on extinguishment of debt relating to the forgiveness of the Company’s Paycheck Protection Program loan, including accrued and unpaid interest, in the amount of approximately $974,000.

Investor Conference Call

The Company will host an investor conference call and webcast presentation to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2021 at 4:30 p.m. ET on Thursday, September 2, 2021. The investor conference call and accompanying presentation slides will be webcast live and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, September 2, 2021.

A replay of this conference call will be available until September 9, 2021 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10159158. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

Cautionary Statement Regarding Preliminary Results

for the Fourth Quarter and Full Fiscal Year 2021

The estimated fourth quarter and full fiscal year 2021 results are derived from preliminary internal financial reports and are preliminary, unaudited, and subject to revision based on the Company’s financial closing procedures and controls associated with the completion of its year-end financial reporting, including all customary reviews and approvals, and completion by the Company’s independent registered public accounting firm of its audit of such financial statements for the year ended June 30, 2021. Accordingly, actual final results for fiscal year 2021 may differ from these preliminary results, whether due to adjustments and other developments that may arise between the issuance of this press release and the issuance of the final audited results for the fiscal year ended June 30, 2021 or otherwise, and such differences may be material.  These preliminary results should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the U.S. and are not necessarily indicative of the results to be achieved for any future period. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium Caydia® lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business, financial condition and results of operations could continue to be adversely affected by an ongoing COVID-19 pandemic and related global economic conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) our business and our results of operations could be materially adversely affected as a result of general and economic conditions; (4) we face intense competition in the worldwide gemstone and jewelry industry; (5) a failure of our information technology infrastructure or a failure to protect confidential information of our customers and our network against security breaches could adversely impact our business and operations; (6) we are subject to certain risks due to our international operations, distribution channels and vendors; (7) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (8) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (9) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (10) seasonality of our business may adversely affect our net sales and operating income; (11) our operations could be disrupted by natural disasters; (12) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (13) our current customers may potentially perceive us as a competitor in the finished jewelry business; (14) we depend on an exclusive supply agreement, or the Supply Agreement, with Cree, Inc., or Cree, for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (15) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (16) governmental regulation and oversight might adversely impact our operations; (17) the execution of our business plans could significantly impact our liquidity; (18) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (19) negative or inaccurate information on social media could adversely impact our brand and reputation; (20) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (21) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (22) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (23) our loan, pursuant to the Paycheck Protection Program, or the PPP Loan, under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, as administered by the U.S. Small Business Administration, or the SBA, was forgiven in full and may be subject to review for compliance with applicable SBA requirements for six years from the date the loan was forgiven; (24) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our company; and (25) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock, in addition to the other risks and uncertainties described in more detail in “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission, or SEC, that discuss other factors relevant to our business.

Contact:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com